Exhibit 99.2

FINAL TRANSCRIPT

Thomson StreetEvents℠

VION - Q1 2007 Vion Pharmaceuticals Earnings Conference Call

Event Date/Time: May. 09. 2007 / 8:30AM ET

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© 2007 Thomson Financial. Republished with permission. No art of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

Thomson StreetEventsSM
VION - Q1 2007 Vion Pharmaceuticals Earnings Conference Call

Event Date/Time: May.09.2007 / 8:30AM ET

FINAL TRANSCRIPT

CORPORTATE PARTICIPANTS

Alan Kessman

Vion Pharmaceuticals - CEO

Howard Johnson

Vion Pharmaceuticals - President & CFO

Ann Cahill

Vion Pharmaceuticals - VP, Clinical Development

CONFERENCE CALL PARTICIPANTS

Keith Haan

Summer Street Research - Analyst

Joseph Schwartz

Leerink Swann - Analyst

PRESENTATION

Operator

Good day, ladies and gentlemen, and welcome to the first quarter 2007 Vion Pharmaceuticals earnings conference call. My name is Frances, and I will be your operator for today.

[OPERATOR INSTRUCTIONS]

As a reminder, this conference is being recorded for replay purposes.

This conference will contain forward-looking statements. Such statements are subject to certain risks which may cause Vion's plans to differ or results to vary from those expected, including Vion's potential inability to obtain regulatory approval for its products, delayed or unfavorable results of drug trials, the possibility that favorable results of earlier preclinical studies or clinical trials are not predictive of safety and efficacy results in later clinical trials, the need for additional research and testing, the potential inability to secure external sources of funding to continue operations, the inability to access capital and funding on favorable terms, continued operating losses and the inability to continue operations as a result, and a variety of other risks set forth from time to time in Vion's filings with the Securities and Exchange Commission, including, but not limited to, the risks attendant to the forward-looking statements included under Item 1A, Risk Factors, in Vion's Annual Report on Form 10-K for the Year Ended December 31, 2006.

In particular, there can be no assurance as to the results of any of the Company's clinical trials, that any of these trials will continue to full accrual or that any of these trials will not be discontinued, modified, delayed or cease altogether. Except in special circumstances in which a duty to update arises under law when prior disclosure becomes materially misleading in light of subsequent events, Vion does not intend to update any of these forward-looking statements to reflect events or circumstances after the date thereof or to reflect the occurrence of unanticipated events.

And now I would like to turn the conference to Mr. Alan Kessman, Chief Executive Officer of Vion Pharmaceuticals. Please proceed.

Alan Kessman - Vion Pharmaceuticals - CEO

Thank you, operator, and good morning, everyone. Welcome to Vion Pharmaceuticals 2007 first quarter conference call.

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With me today is Howard Johnson, our President and CFO; Meg Fitzgerald, our Chief Business Officer; Ann Cahill, our Vice President of Clinical Development; and Aileen Ryan, our Vice President of Regulatory Affairs.

Howard will take you through the financial results in a moment, but first I want to review the highlights from operations in the first quarter for you.

One of our main accomplishments this quarter was to raise $60 million in a financing of convertible debt and warrants. This financing provides us with significant operating leverage, as we now have sufficient cash, based on our current plan, to fund the Company through mid-2009. During this period, we expect to complete accrual to our two ongoing pivotal trials of Cloretazine in acute myelogenous leukemia, and, assuming, of course, that they are positive, present the data to the U.S. and European regulatory authorities for approval.

Based on the results, it should be apparent that the financing was well received. It is our belief that the investors in the financing understood that our main objective is to get Cloretazine approved for human use and to thus transform Vion from a development stage organization to a commercial organization with product revenue. We also believe that investors were impressed by the data for Cloretazine thus far in AML and with our two-pronged registration strategy, a pivotal Phase II single agent induction trial in elderly patients with de novo poor-risk AML and a Phase III combination trial in patients of any age with relapsed AML.

Finally, we believe, and correspondingly we believe that our investors believe, that Cloretazine can make a difference for patients with AML, a cancer indication that has not seen many significant new product introductions in the past several decades, and that, therefore, Vion has the opportunity to position Cloretazine in the marketplace as a novel agent that addresses an unmet patient need.

We thought long and hard about the timing of this financing, as well as what form it should take. Ultimately, we raised $60 million in debt and warrants because we felt that having the right amount of cash on hand to fund the Company through this potentially transformational time period was the most important consideration, and it allowed us to be aggressive in operations as well as to negotiate to the Company's best advantage in any partnering discussions.

In addition to more than $78 million in cash on hand today, there is the potential for additional cash inflows from our outstanding warrants. We have 9.2 million warrants associated with past financings, excluding the convertible debt financing, that have exercise prices ranging from $2.20 to $3.25. These warrants are in three separate tranches that come to the end of their term in June and September 2008 and February 2009, respectively. Potential cash inflow from these warrants is $25.3 million.

In addition, we have warrants to purchase 7.8 million shares at $2, associated with the recent convertible debt financing. These warrants will expire in February 2010, but we can also redeem them if our stock trades at $3 or above for 20 out of 30 consecutive trading days. An additional $15.6 million could be realized from these warrants.

So, in total, there is an additional $40.9 million in financing available to us over the next three years if our stock price justifies the exercise of those warrants and warrant holders decide to exercise their warrants.

Moving on now to our clinical trials, Ann Cahill and her Clinical Affairs group continue to do a great job executing on our clinical trials. A major milestone reached in the first quarter was the advancement from the first stage to the second stage of our pivotal Phase II single agent trial in AML.

You may recall that we needed to see at least nine complete remissions in the first 42 patients in order to accrue the additional 43 patients on the trial. In January, we reported that we had achieved the necessary number of remissions. Our Phase II trial continues to accrue according to schedule, and we still project that accrual will be finished in the middle of the year. It is our plan now to submit an abstract on this trial for the American Society of Hematology annual meeting in December.

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Our Phase III combination study in AML has also reached a major milestone point. We announced in November that we had reached accrual of 210 patients, or the halfway point in the study. The planned interim analysis of these patients by the trail’s Data Safety Monitoring Board, or DSMB, is scheduled for later this quarter. We will of course report to you as soon as we can the results of this analysis.

Our Phase II trial of Cloretazine in small cell lung cancer continues to accrue patients at the 100 mg per meter squared dose rate. We will be updating the data from this trial at the ASCO meeting in June. Our solid tumor clinical development for Cloretazine also includes a planned investigator-sponsored trial of Cloretazine and temozolomide in adult brain tumors. We are also meeting with the Pediatric Brain Tumor Consortium on the next steps they are planning to take in pediatric brain tumors based on the recently completed Phase I trial in that indication.

In the hematologic malignancies, we also have some investigator-sponsored trials of Cloretazine getting ready to start in the next several months, including a trial of Cloretazine and araC in elderly patients and a Phase I trial of Cloretazine as part of a bone marrow transplant preparative regimen.

Also in the first quarter, Aileen Ryan and her Regulatory Affairs group have done significant planning toward the regulatory filing for Cloretazine. We are planning to file a fully electronic NDA in the common technical document format and have engaged an external vendor to assist us with the electronic publishing. Pre-NDA meetings with the FDA have been scheduled over the summer, covering each aspect of a potential NDA filing -- clinical data, preclinical data and toxicology and chemistry, manufacturing and control. In addition, we have actively begun the planning and preparation of the filing.

We are pleased to have recruited Jim Tanguay to head our chemistry, manufacturing and control efforts. Jim has been here all of four weeks but brings significant experience to Vion from Kos Pharmaceuticals, where he was involved in building that company from development stage to commercial operations, most recently as Vice President of Technical Operations. At Vion, Jim will be in charge of Cloretazine manufacturing and quality control.

Also, on the manufacturing front in the first quarter, we were pleased to have extended our manufacturing agreement for active pharmaceutical ingredient, or API, with SAFC, a division of Sigma-Aldrich. With SAFC and Ben Venue Labs as our contract manufacturers for Cloretazine, we believe we have an excellent team to see us through a potential NDA filing.

Finally, with respect to pre-launch activity, Meghan Fitzgerald, our Chief Business Officer, is leading our efforts to engage regularly with key opinion leaders in the leukemia community. Throughout the year, Meg plans to increase our pre-commercialization efforts by, one, continuing to focus on recruiting key opinion leaders in the U.S. and Europe, two, conducting additional pricing and positioning studies as additional data from the trials becomes available, and, three, planning to accelerate our medical education activities as we get closer to launch.

This year, Vion will have a corporate presence at more than a dozen hematology and oncology meetings in the U.S. and Europe and will hold several advisory board meetings with key U.S. and international opinion leaders focusing on commercial launch and product life cycle issues.

On the business development front, we continue to engage in meetings with prospective partners, and our strategy remains the same. We are examining very carefully the opportunity to launch Cloretazine for leukemia therapy through a Vion sales force in the United States but are willing to discuss partnering in the U.S. and worldwide with all interested parties. It is our objective in this, as in all of our efforts, to maximize shareholder value either through joining forces with a larger company or by going it alone. We do believe that we are in a very fortunate position, with a yet-to-be-partnered late-stage oncology asset in two pivotal trials nearing completion.

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Finally, there should be more data from our trials of our second clinical anticancer agent, Triapine, sponsored by the National Cancer Institute, coming out at ASCO and in various other publications throughout the year. We will be looking for that data to help us determine a path forward for further development of this compound. We are especially interested in Triapine in combination with gemcitabine in pancreatic cancer, where data from our own Phase II trial showed median survival of either months. We’re also interested in leaning about Triapine as a radio-sensitizer from the two ongoing NCI trials of the compound with radiation.

And now I'll ask Howard Johnson to present the quarterly financial results to you.

Howard Johnson - Vion Pharmaceuticals - President & CFO

Thank you, Alan.

In the first quarter, our net loss was $7,955,000, or $0.12 per share, based on weighted average shares outstanding of 66,362,000. This is an increase of $1,984,000 compared to last year's net loss of $5,971,000, or $0.09 per share, based on 66,186,000 weighted average shares outstanding.

Our loss from operations this quarter was $7,874,000, compared to $6,480,000 in the same period a year ago. The 2007 loss consisted of $3,399,000 in clinical trials expense, compared to $3,135,000 last year. This increase in expense of $264,000 was primarily due to increased spending on Cloretazine trials, as well as increased stock compensation expense, partially offset by lower drug production costs.

Our other R&D expense increased by $568,000 in the quarter, from $1,945,000 last year to $2,513,000 this year. This increase came from a higher development cost to support a potential registration filing for Cloretazine, preclinical development costs for our agent VNP40541 and higher stock compensation expense. Total R&D was therefore $5,912,000 in the quarter, up $832,000 from $5,080,000 last year.

SG&A expenses increased in the quarter by $558,000, from $1,409,000 last year to $1,967,000 this year. This increase was primarily due to higher stock compensation expense as well as patent-related costs. We had $739,000 of interest expense in the quarter versus none last year. This was due to our recent placement of convertible debt. There was $667,000 of interest income in the quarter, up $135,000 from last year due to higher rates and higher invested balances.

We ended the quarter with $79.6 million in cash and cash equivalents. As Alan mentioned, we expect this cash position to fund the Company, based on our current operating plan, through mid-2009. As you know, a cash forecast over two years has many different assumptions and variables and therefore is subject to change.

Thank you for listening today. We're now ready to take your questions.

QUESTIONS AND ANSWERS

Operator

[OPERATOR INSTRUCTIONS]

Your first question comes from the line of Keith Haan, with Summer Street Research. Please proceed.

Keith Haan - Summer Street Research - Analyst

Good morning, and thanks for taking my question, a few quick questions. I think you mentioned in your opening remarks that you expect a Phase II to complete around midyear. I think your previous guidance was Q2. Is there a slight change there, or is that -- am I reading too much into that?

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Alan Kessman - Vion Pharmaceuticals - CEO

Keith, this is Alan. You're reading too much into it.

Keith Haan - Summer Street Research - Analyst

Okay. So Q2 is still what you're shooting for?

Alan Kessman - Vion Pharmaceuticals - CEO

Yes, we've always -- I think what we've always said is end of -- somewhere in that June -- you know, whether it slips a little bit into July, we always said the June-July time frame.

Keith Haan - Summer Street Research - Analyst

Okay. And then with regards to your meetings with FDA, if they're scheduled sometime in the summer, I would imagine you're going to start to have at least the majority of response rate data from the Phase II study. Is there going to be any discussion of data from that study in the meetings, or will it be more general than that?

Alan Kessman - Vion Pharmaceuticals - CEO

No, these meetings have nothing to do with response rate. They're all having to do pretty much, as we said, with the preclinical, with the CMC and the manufacturing and the toxicology issues. And, contrary to your first opinion, just because a trial completes, it will take time for us, for the last patients to be able to be given enough time to respond and for us to accumulate data. So even if the trial completes theoretically, let's just say, on June 30, we don't have the answer on July 1.

Keith Haan - Summer Street Research - Analyst

Right, right. But you would have it within a month or so, depending on when the patients would --

Alan Kessman - Vion Pharmaceuticals - CEO

Actually, it would be a little bit - it would be longer than that.

Keith Haan - Summer Street Research - Analyst

And a question for Howard, there seemed to be a little bit of an increase in the nonclinical R&D expenses. Is that related to manufacturing, or is that for 541, or where is that increase coming from?

Howard Johnson - Vion Pharmaceuticals - President & CFO

It's actually a combination of preclinical work, additional preclinical work on Cloretazine, work on 5041, and the production expense this quarter was down. Our clinical production expense was down. So it's really preclinical toxicology type of work for Cloretazine and VNP40541.

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Keith Haan - Summer Street Research - Analyst

Okay.

Alan Kessman - Vion Pharmaceuticals - CEO

And this is Alan, just adding to that, I mean, in research and development is all our regulatory expenses. So you will start to see that number increase over time as we get farther into this year and next year, because that's where a big increase of expenses are going to be, in the D as part of the R&D, which is considered part of our whole regulatory procedures.

Keith Haan - Summer Street Research - Analyst

Okay. So going forward, should I think of that number as creeping up from the $2.5 million?

Alan Kessman - Vion Pharmaceuticals - CEO

Yes.

Keith Haan - Summer Street Research - Analyst

Okay.

Howard Johnson - Vion Pharmaceuticals - President & CFO

You should. And, actually, Keith, the manufacturing expense is something that will ebb and flow according to the quarter where we schedule manufacturing production. So in this particular quarter, there was less manufacturing production, but in subsequent quarters you will see manufacturing expense go up just because of the timing of the scheduling of production.

Keith Haan - Summer Street Research - Analyst

Okay. Thanks a bunch.

Operator

[OPERATOR INSTRUCTIONS]
Your next question is from the line of Joseph Schwartz, with Leerink Swann. Please proceed.

Joseph Schwartz - Leerink Swann - Analyst

Good morning. Congratulations on all the progress. Just was wondering if you could remind us of the 9.2 million warrants which are outstanding from past financing, are any of those callable, and what would the terms be under such an arrangement?

© 2007 Thomson Financial. Republished with permission. No art of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

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Howard Johnson - Vion Pharmaceuticals - President & CFO

Yes, two tranches -- there are three different tranches of warrants, and two of those tranches, I believe, are callable if the stock price is 150% of the original stock price. So the $3.25 warrants, for example, are callable if the stock price is above $4.88. Those warrants are for sure callable. And I believe the $2.75 warrants are also callable at prices over $3.50.

Joseph Schwartz - Leerink Swann - Analyst

Okay, great. Thanks. And in terms of the bone marrow conditioning regimens that are being conceived, do you know which indications, which oncology indications, those would be in?

Ann Cahill - Vion Pharmaceuticals - VP, Clinical Development

Yes, this is Ann Cahill. The study to which you refer is a stem cell transplantation study following -- using Cloretazine, or a stem cell rescue following Cloretazine, and it's being studied in patients with advanced hemalignancies. So more all comers.

Joseph Schwartz - Leerink Swann - Analyst

Okay. And just one housecoming issue with employee stock option expenses this quarter. What were those?

Howard Johnson - Vion Pharmaceuticals - President & CFO

You mean share-based compensation expense, Joe?

Joseph Schwartz - Leerink Swann - Analyst

Yes, the non-cash.

Howard Johnson - Vion Pharmaceuticals - President & CFO

It was a million dollars.

Joseph Schwartz - Leerink Swann - Analyst

One million. Okay. Thanks very much.

Alan Kessman - Vion Pharmaceuticals - CEO

But, Joe, just to clarify, that was not options. That was the restricted stock under 123R. We don't issue options anymore.

Joseph Schwartz - Leerink Swann - Analyst

Okay. Thanks.

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FINAL TRANSCRIPT

Operator

And there are no further questions at this time. I'd like to turn the call back over to management for closing remarks.

Alan Kessman - Vion Pharmaceuticals - CEO

We thank you all for your continued support and for your participation this morning, and we will keep you advised of developments as they come forward. Thanks again, everyone.

Operator

Thank you for your participation in today's conference. This concludes the presentation. You may now disconnect, and have a good day.

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